                                                                    Exhibit 11.1

                               XTRA Corporation
                        Earnings Per Share Calculations
            For the Four Quarters ended September 30, 1996 and 1995
                (Millions of dollars except per share amounts)

                                QUARTER ENDED:

                                                            12/31/95       3/31/96        6/30/96        9/30/96      YTD 1996
                                                            --------       -------        -------        -------      --------
        Net Income                                          $   13.9      $    8.2       $    7.8       $   11.2     $    41.1
                                                            --------       -------        -------        -------      --------
        Primary EPS:

        Primary Shares Outstanding (in millions):               16.4           16.1          16.0           15.7          16.1

        Primary Earnings Per Share:                         $   0.85     $    0.51      $    0.49      $    0.71     $    2.56
                                                            --------      --------        -------        -------      --------
        Fully Diluted EPS:

        Fully Diluted Shares Outstanding (in millions):         16.4          16.1           16.0           15.7          16.1

        Fully Diluted Earnings Per Share:                   $   0.85     $    0.51      $    0.49      $    0.71     $    2.56
                                                            --------      --------        -------        -------      --------

                                QUARTER ENDED:

                                                            12/31/94       3/31/95        6/30/95        9/30/95      YTD 1995
                                                            --------       -------        -------        -------      --------
        Net Income                                          $   19.1      $   13.6       $   11.8       $   12.8      $   57.3
                                                            --------       -------        -------        -------      --------
        Primary EPS:

        Primary Shares Outstanding (in millions):               17.0          17.0           16.9           16.8          16.9

        Primary Earnings Per Share:                         $   1.12     $    0.80      $    0.70      $    0.76     $    3.39
                                                            --------       -------        -------        -------      --------
        Fully Diluted EPS:

        Fully Diluted Shares Outstanding (in millions):         17.0          17.0           16.9           16.8          16.9

        Fully Diluted Earnings Per Share:                   $   1.12     $    0.80      $    0.70      $    0.76     $    3.39
                                                            --------       -------        -------        -------      --------